UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2017

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

On January 6, 2017, Equinix, Inc. (“Equinix”) borrowed the full amount of the €1.0 billion term loan commitment (the “Term B-2 Commitment”) made available to it under the Credit Agreement dated as of December 17, 2014, among Equinix, as borrower, certain subsidiaries of Equinix, as guarantors, a syndicate of financial institutions, as lenders, Bank of America, N.A., as administrative agent, a lender and L/C issuer, and various financial institutions, as joint lead arrangers and book runners, as amended by a first amendment dated as of April 30, 2015, a second amendment dated as of December 8, 2015 and a third amendment dated as of December 22, 2016.

The loan made to Equinix under the Term B-2 Commitment (the “Term B-2 Loan”) will bear interest at an index rate based on EURIBOR plus a margin of 3.25%. No original issue discount is applicable to the Term B-2 Loan. As disclosed under Item 1.01 of Equinix’s Current Report on Form 8-K filed on December 27, 2016, the Term B-2 Loan must be repaid in equal quarterly installments of 0.25% of the original principal amount of the Term B-2 Loan, with the remaining amount outstanding to be repaid in full on the seventh anniversary of the funding date of the Term B-2 Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: January 9, 2017	By:	/s/ Keith D. Taylor
Keith D. Taylor Chief Financial Officer